SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GRAY COMM SYS CLA B

          GABELLI INTERNATIONAL LTD
                                 8/29/97           10,000-           20.6750
                                 8/28/97            3,500-           20.0000
                                 8/27/97           25,000-           20.0250
          GAMCO INVESTORS, INC.
                                 8/26/97            1,000            19.0000
                                 8/21/97              300            19.5000
                                 8/20/97              300            19.5000
                                 8/15/97              400            19.7500
                                 8/14/97              600            19.7500
          GAMCO INVESTORS, INC.
                                 9/04/97              100-           21.1250
                                 9/04/97            1,093-             *DO
                                 9/03/97                               *DI
                                 9/02/97              400-           21.1250
                                 9/02/97                               *DO
                                 8/22/97            2,000-           19.1438












          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.







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